UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2010

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our Annual Meeting of Stockholders on June 10, 2010, our stockholders approved an amendment to our 2006 Stock Incentive Plan to increase the aggregate number of shares of common stock which may be awarded under the Plan from 665,000 to 1,665,000 and the aggregate number of shares which may be awarded pursuant to incentive stock options by 800,000 to 1,000,000.   As a result of the approval of the amendment, 1,008,000 shares are available for new awards under the Plan, of which 800,000 may be granted as incentive stock options.

The Plan allows for grants and awards from time to time to employees, officers, directors, and third party service providers, of cash and stock-based awards, including, stock options, restricted stock, and stock appreciation rights.  Any grants or awards under the Plan must be made at fair market value and comply with Section 409A of the Internal Revenue Code of 1986, as amended. The Plan is to be administered by either the full Board or an option committee appointed by the Board; currently it is administered by the full Board.

The Plan as amended is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At our Annual Meeting of Stockholders on June 10, 2010, our stockholders approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of capital stock from 20,000,000 shares to 30,000,000 shares, all of which shall be Common Stock.  The increase in authorized shares was effected pursuant to a Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on, and effective as of, June 15, 2010.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders was held on June 10, 2010. Set forth below are the voting results with respect to each of the proposals presented to the Annual Meeting:

Proposal 1. The stockholders elected by a plurality of the votes cast, all six nominees to the Board of Directors to serve until the Annual Meeting of Stockholders in 2011 and until their successors are duly elected and qualified.

Name of Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes

John A. Moore	4,340,651	1,235,075	5,279,235
George Morgenstern	4,238,837	1,336,889	5,279,235
Richard J. Giacco	4,364,200	1,211,526	5,279,235
Joseph Musanti	5,443,211	132,515	5,279,235
Richard S. Rimer	5,445,654	130,072	5,279,235
Samuel M. Zentman	4,357,803	1,217,923	5,279,235

Proposal 2.  The stockholders ratified by the affirmative vote of a majority of the votes cast on the proposal, the appointment by the Audit Committee of Friedman LLP as the independent registered public accounting firm for the year ending December 31, 2010.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
10,828,384	16,905	9,672	0

Proposal 3.  The stockholders approved by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 20,000,000 to 30,000,000.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
9,948,522	853,862	52,571	6

Proposal 4.  The stockholders approved by the affirmative vote of a majority of the votes cast on the proposal,  an amendment to our Amended and Restated 2006 Stock Incentive Plan to increase the number of shares of common stock available for awards under the Plan from 665,000 to 1,665,000, and to increase the number of shares of common stock available for grants of incentive stock options under the Plan from 200,000 to 1,000,000.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
3,887,329	1,673,347	15,049	5,279,236

Proposal 5.  The stockholders approved by the affirmative vote of a majority of the votes cast on the proposal, adjournment of the Annual Meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies, in the event that there were not sufficient votes at the time of the Annual Meeting to approve either Proposal 3 or 4.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
8,415,342	2,378,502	61,110	7

Since both Proposal 3 and 4 received the requisite majorities for approval, no action was taken with respect adjournment of the meeting to allow for the solicitation of additional proxies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 15, 2010.

10.1	Acorn Energy, Inc. 2006 Amended and Restated Stock Incentive Plan (as amended and restated effective June 10, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of June 2010.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name:	Joe B. Cogdell, Jr.
Title:	Vice President, General Counsel and Secretary